Beckstead and Watts, LLP

Certified Public Accountants

2425 W. Horizon Ridge Parkway

Henderson, NV 89052

702.257.1984

702.362.0540 fax

To Whom It May Concern:

We have issued our report dated June 14, 2004, accompanying the financial statements of Internet Acquisition Group, Inc. on Form SB-2 for the period ended April 30, 2004. We hereby consent to the incorporation by reference of said reports on the Registration Statement of Internet Acquisition Group, Inc. on Form SB-2 to be filed with the US Securities and Exchange Commission.

Signed,

/s/ Beckstead and Watts, LLP

February 3, 2005